UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Vsource, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)
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7855 Ivanhoe Avenue
Suite 200
La Jolla, CA 92037
U.S.A.
T: 858-551-2920
F: 858-618-5904
www.vsource.com

November , 2005
To Our Stockholders:
      I am pleased to invite you to attend the 2005 Annual Meeting of Stockholders of Vsource, Inc. to be held on Friday, December 16, 2005, at 10:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201.
      Details regarding the business to be conducted at the meeting are fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I urge you to exercise your rights as a stockholder to vote and participate in this process. Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote in person or over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend and vote in person. Please review the instructions on the proxy card regarding each of these voting options.
      Your Board of Directors and management are committed to the success of Vsource and the enhancement of your investment. As Co-Chairman of the Board of Directors and Co-Chief Executive Officer, I thank you for your ongoing support and continued interest in Vsource.

Sincerely,

/s/ David Hirschhorn

David Hirschhorn
Co-Chairman and Co-Chief Executive Officer

7855 Ivanhoe Avenue
Suite 200
La Jolla, California 92037
VSOURCE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2005
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Vsource, Inc., a Delaware corporation (the “Company”), will be held on Friday, December 16, 2005, at 10:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, for the following purposes:

1. To elect five (5) directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

2. To approve the amendment to the Company’s Certificate of Incorporation to change the corporate name from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.” (Proposal No. 2);

3. To approve the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 100,000,000 (Proposal No. 3); and

4. To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2005 is being mailed to stockholders together with the Proxy Statement.
      Stockholders of record at the close of business on November 10, 2005, will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.
      All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may also be able to vote by using the Internet or by calling a toll-free phone number pursuant to the instructions on your proxy card. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

/s/ David Hirschhorn

David Hirschhorn
Co-Chairman and Co-Chief Executive Officer
November      , 2005
YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY TODAY.

PROXY STATEMENT
GENERAL
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
Appendix A

7855 Ivanhoe Avenue
Suite 200
La Jolla, California 92037
PROXY STATEMENT
2004 Annual Meeting of Stockholders
To Be Held on December 16, 2005
       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vsource, Inc. (“Vsource” or the “Company”) for use at our 2005 Annual Meeting of Stockholders to be held on Friday, December 16, 2005 at 10:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, and at any adjournments or postponements thereof, for the following purposes:

1. To elect five directors to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);

2. To approve the amendment to the Company’s Certificate of Incorporation to change the corporate name from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.” (Proposal No. 2);

3. To approve the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 100,000,000 (Proposal No. 3); and

4. To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.
      These proxy solicitation materials were mailed on or about November      , 2005, to all stockholders entitled to vote at the 2005 Annual Meeting of Vsource stockholders.

GENERAL
Record Date; Stockholders Entitled to Vote
      Only stockholders of record at the close of business on November 10, 2005 (the “record date”) are entitled to vote at the annual meeting or at any postponements or adjournments thereof. As of the close of business on November 10, 2005 there were 3,674,033 shares of Vsource common stock, 67,600 shares of Series 1-A Preferred Stock, 3,900 shares of Series 2-A Preferred Stock and 1,478 shares of Series 5-A Preferred Stock outstanding and entitled to vote at the meeting.
      Each share of Vsource common stock is entitled to one vote, each share of Vsource Series 1-A Preferred Stock is entitled to 1.12 votes for a total of approximately 75,712 votes, each share of Series 2-A Preferred Stock is entitled to 1.42 votes for a total of approximately 5,538 votes and each share of Series 5-A Preferred Stock is entitled to 3,200 votes for a total of 4,729,600 votes. Fractional shares shall not be entitled to a vote. The holders of Vsource common stock and preferred stock will vote together as a single class at the meeting. Shares may not be voted cumulatively for the election of directors.
Quorum
      The presence in person, or by a properly executed proxy, of the holders of securities entitled to cast a majority of the votes at the annual meeting is necessary to constitute a quorum. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. In general, shares represented by a properly executed proxy will be counted as shares present and entitled to vote at the annual meeting for the purposes of determining a quorum, without regard to whether the proxy reflects votes withheld or abstentions or reflects a broker non-vote on a matter (i.e., where a proxy is not voted on a particular matter because voting instructions have not been received and the broker does not have discretionary authority to vote).
Vote Required
      Under Delaware law, directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting (Proposal 1). This means that the director nominees with the most affirmative votes will be elected to fill the available seats. If you vote “Withheld” with respect to the election of a director nominee, your shares will not be voted with respect to the person indicated and will have no effect on the outcome of the election of directors.
      The affirmative vote of a majority of the voting power present in person or by proxy is required to (i) to approve the amendment to the Company’s Certificate of Incorporation to change the corporate name from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.” (Proposal No. 2); and (ii) to approve the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 100,000,000 (Proposal No. 3). Abstentions will count as a vote against this proposal, but broker non-votes will have no effect.
      The Vsource Board of Directors unanimously recommends that you vote “FOR” the election of management’s director nominees, “FOR” the proposal to approve the amendment to the Company’s Certificate of Incorporation to change the corporate name from Vsource, Inc. to Tri-Isthmus Group, Inc., and “FOR” the proposal to approve the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 100,000,000.
Voting
      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares. Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of

Directors. You may also be able to vote by using the Internet or by calling a toll-free phone number pursuant to the instructions that are included with your proxy card.
      You can revoke your proxy at any time before it is voted at the annual meeting by sending written notice to our La Jolla, California office addressed to our Secretary, submitting another timely proxy by telephone, Internet or mail or attending the annual meeting and voting in person.
“Householding” of Proxy Materials
      Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, which results in cost savings for the Company. The practice of “householding” means that only one copy of the proxy statement and annual report will be sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder of Vsource who contacts the Company’s investor relations department at (858) 551-2920 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.
Stockholder List
      A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the annual meeting and at the Company’s principal offices located at 7855 Ivanhoe Avenue, Suite 200, La Jolla, California during normal business hours for a period of at least 10 days prior to the annual meeting.
Validity
      All questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxy cards will be determined by the inspectors of the election. The determination of the inspectors of the election will be final and binding. We may accept proxies by any reasonable form of communication so long as we can reasonably be assured that the communication is authorized by one of our stockholders.
Solicitation
      Proxies are being solicited by and on behalf of our Board of Directors. We will pay the cost of soliciting proxies from our stockholders as well as all mailing fees incurred in connection with this proxy statement. In addition to the solicitation of proxies by mail, Internet and telephone, some of our directors, officers and employees may also solicit proxies by telephone, facsimile and personal contact, without additional compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of our common stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.
Deadline for Receipt of Stockholder Proposals
      We currently intend to hold our 2006 Annual Meeting of Stockholders in June 2006 and to mail proxy statements relating to the 2006 annual meeting in May 2006. Stockholder proposals intended to be presented at the 2006 annual meeting and included in the proxy statement and form of proxy relating to that meeting must be received by us in writing to our offices in La Jolla, California, addressed to our Secretary, by January 31, 2006 in order to be considered timely. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. In addition, the proxy solicited by the Board of Directors relating to the 2006 annual meeting may confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal by February 28, 2006.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our Board of Directors is currently comprised of five directors. All five current directors will stand for election at the annual meeting, and one additional nominee will stand for election at the annual meeting. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee, if elected, will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2006 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.
      The following table sets forth the names, ages and positions with Vsource, followed by a description of each nominee’s business experience and public company directorships held during the past five years, and any arrangement or understanding pursuant to which such person was selected as a director or nominee. There are no family relationships among our directors or executive officers.
Nominees

Name	Age	Position

David Hirschhorn	43	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Todd Parker	43	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Dennis M. Smith	54	Director
Robert N. Schwartz, PhD.(1)	65	Director
Richardson E. Sells(1)	58	Director

(1)	Member of the Audit Committee
      David Hirschhorn. Mr. Hirschhorn has served on our Board of Directors and as Co-Chairman, Co-Chief Executive Officer and Co-Chief Financial Officer since July 18, 2005. A specialist in financing and turnarounds, Mr. Hirschhorn has managed and/or consulted in over $1 billion in transactions. In 2001, Mr. Hirschhorn founded the Amara Group, an investment firm he co-managed. Previously, he was a CEO and chairman of a number of turnarounds and start-ups. From 1994 to 1997, Mr. Hirschhorn was a managing director at Cruttenden Roth (now known as Roth Capital Partners), where he advised clients and raised capital in a wide variety of industries. Prior to Cruttenden Roth, he worked at The Nikko Securities Co. International, Inc. as a vice president in their New York office, where as part of a team he built a new department that provided financial advice and raised capital for domestic and international clients. He also worked for Deloitte & Touche as a senior consultant in New York, and began his career as a consultant for KPMG Peat Marwick. Mr. Hirschhorn earned a BA from the University of Michigan in Political Science.
      Todd Parker. Mr. Parker has served on our Board of Directors and as Co-Chairman, Co-Chief Executive Officer and Co-Chief Financial Officer since July 18, 2005. Since 2002, Mr. Parker has been a Managing Director at Hidden River, LLC, a firm specializing in Mergers and Acquisitions consulting services to the wireless and communications industry. Previously and from 2000 to 2002, Mr. Parker was the founder and CEO of HR One, a human resources solutions provider and software company. Mr. Parker has also held senior executive and general manager positions with AirTouch Corporation where he managed over 15 corporate transactions and joint venture formations with a total value of over $6 billion. Prior to AirTouch, Mr. Parker worked for Arthur D. Little as a consultant. Mr. Parker earned a BS from Babson College in Entrepreneurial Studies and Communications.
      Dennis M. Smith. Mr. Smith has served on our Board of Directors and was our Vice Chairman from June 2001 through August 2005, following our acquisition of substantially all of the assets of NetCel360. He was our Chief Strategy Officer from July 2001 through July 2005 and was also our Chief Financial Officer from December 2001 through July 2005. Mr. Smith was a co-founder of NetCel360 and has lived and worked in finance in Asia since 1976. In 1984 he co-founded ChinaVest, one of the earliest and largest independent private equity firms in Asia. Prior to joining ChinaVest, Mr. Smith held senior positions in commercial banking and investment banking with First Chicago Corp. in Hong Kong, Singapore and the Philippines. He holds an MBA degree from Loyola University of Chicago.
      Robert N. Schwartz, Ph.D. Dr. Schwartz has served on our Board of Directors since August 1998. Since 1979, Dr. Schwartz has been a visiting professor at U.C.L.A and, since December 2000, the owner of a scientific consulting company, Channel Islands Scientific Consulting. From 1981 to 2000, Dr. Schwartz was a Senior Research Scientist at HRL Laboratories, LLC, Malibu, California. He has a B.A. in Mathematics, Chemistry and Physics, an M.S. in Chemical Physics from the University of Connecticut and a Ph.D. in Chemical Physics from the University of Colorado.
      Richardson E. Sells. Mr. Sells has served on our Board of Directors since April 2005. From January 29, 2001, Mr. Sells has served as Vice-President Global Sales, Cargo, of Northwest Airlines, Inc. Prior to joining Northwest Airlines, Mr. Sells was Managing Director, Hong Kong and China, for CV Transportation Services, LDC, from 1995 through December 31, 2000. Mr. Sells has a Bachelors of Science degree in Business Management from the University of Tennessee and East Tennessee State University.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2
AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME
      The Board proposes an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.” The Company is currently undergoing a transition from a BPO (business process outsourcing) company to one that is focused on owning and operating small and mid-sized growth ambulatory surgery businesses that provide health services to both the public and private sector and to driving growth through management, strategic guidance, and capital and financial support. As a result, we believe that the Company’s name should be changed to “Tri-Isthmus Group, Inc.” We believe that the best name for the Company going forward will be “Tri-Isthmus Group, Inc.”
      For these reasons, the Board of Directors of the Company has concluded that it is in the best interests of the Company’s and its stockholders to amend our Certificate of Incorporation to change our name from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.”
      The change of the corporate name of the Company is set forth in the Certificate of Amendment to the Certificate of Incorporation (the “Amendment”), attached as Appendix A to this proxy statement. If approved by the stockholders of the Company, the change to the corporate name from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.” in the Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM
“VSOURCE, INC.” TO “TRI-ISTHMUS GROUP, INC.”

PROPOSAL NO. 3
AMEND THE CERTIFICATE OF INCORPORATION TO DECREASE THE
AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 100,000,000
      The Board proposes an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of the Company’s common stock , par value $0.01 per share (“Common Stock”) from 500,000,000 to 100,000,000.
      The Board of Directors of the Company is in favor of Proposal 3 for the following reasons: (i) the Board of Directors does not foresee a need in the near term to issue numbers of shares approaching the amounts that are currently authorized and unissued; and (ii) reducing the number of authorized shares will significantly reduce the amount of the franchise tax payable by the Company to the State of Delaware, where the Company is incorporated.
      The approval and adoption of the amendment to reduce the number of authorized shares will not affect in any way the validity of currently outstanding stock certificates and will not require you to surrender or exchange any stock certificates that you currently hold. The rights of the Company’s stockholders will not be affected by the decrease in the number of authorized shares of Common Stock. The general effect of the amendment will be to reduce the amount of authorized shares issuable by the Company which will reduce the Company’s Delaware franchise taxes.
      For these reasons, the Board of Directors of the Company has concluded that it is in the best interests of the Company’s and its stockholders to amend our Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 500,000,000 to 100,000,000.
      The decrease in the number authorized shares of Common Stock is set forth in the Certificate of Amendment to the Certificate of Incorporation (the “Amendment”), attached as Appendix A to this proxy statement. If approved by the stockholders of the Company, the change to the number of authorized shares in the Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK FROM 500,000,000 TO 100,000,000.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Executive Officers of the Company

Name	Age	Position

David Hirschhorn	43	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Todd Parker	43	Co-Chairman of the Board of Directors, Co-Chief Executive Officer, Co-Chief Financial Officer
Board Meetings and Committees
      The Board of Directors held six meetings during the fiscal year ended January 31, 2005 (“Fiscal 2005”). On two other occasions, the Board of Directors took actions through unanimous written consents. Each director nominee attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors on which he was a member, if any, held during Fiscal 2005.
      At the beginning of Fiscal 2005, our Board of Directors was comprised of the following five members: Phillip Kelly, Stephen Stonefield, Luc Villette and two of our current directors, Mr. Smith and Dr. Schwartz. Messrs. Kelly and Villette resigned from the Board of Directors in December 2004. Mr. Stonefield resigned from the Board of Directors in April 2005 and the Board filled his vacancy with the appointment of Richardson E. Sells. The Board of Directors then filled the vacancies created by the resignations of Messrs. Kelly and Villette when it appointed Messrs. Hirschhorn and Parker to the Board of Directors in July 2005.
      The Audit Committee, which held four meetings during Fiscal 2005, assists the Board’s oversight of our financial statements and compliance with legal and regulatory requirements and the qualifications and performance of our independent auditor. The Audit Committee currently has two members, Dr. Schwartz and Mr. Sells. Each of Dr. Schwartz and Mr. Sells are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, but neither of Dr. Schwartz or Mr. Sells is considered a “financial expert” as such term is currently defined under the applicable rules and regulations of the Securities and Exchange Commission.
      We do not have a compensation committee or a committee performing the functions of a compensation committee. We also do not have a nominating committee or a committee performing the functions of a nominating committee. Our full Board of Directors fulfills the roles of these committees. It is the position of our Board of Directors that it is appropriate for us not to have separate compensation and nominating committees in light of the size of the Company. Moreover, at present we are not required to have a nominating committee until such time as we are listed on a stock exchange in which event we would have to abide by the applicable rules and regulations of such exchange.
Stockholder Communications with the Board of Directors
      Our stockholders may communicate with the members of our Board of Directors by writing directly to the Board of Directors or specified individual directors to:

Secretary
Vsource, Inc.
7855 Ivanhoe Avenue
Suite 200
La Jolla, California 92037
      Our Secretary will deliver stockholder communications to the specified individual director, if so addressed, or to one of our directors who can address the matter.

Compensation of Directors
      Mr. Hirschhorn and Mr. Parker are the only directors also serving as a full-time employee of the Company. They receive no additional compensation for services as directors. In addition, Mr. Smith is a director also serving as a consultant to the Company, and he receives no additional compensation for services as a director. With respect to non-employee, independent directors, our philosophy is to provide competitive compensation necessary to attract and retain qualified non-employee, independent directors. In April 2005, the Board of Directors approved the payment of an annual retainer of $28,000, paid on a quarterly basis, to each non-employee, independent director starting April 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock
      The following table sets forth certain information, as of November 10, 2005, regarding the beneficial ownership of our common stock, including common stock issuable upon conversion of all preferred convertible securities, options, warrants and other convertible securities, by (i) all persons or entities who beneficially own 5% or more of our common stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table found in Item 11 “Executive Compensation” above, and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of November 10, 2005, there were 3,674,033 shares of common stock outstanding and 9,665,433 shares of common stock on a fully as-converted basis, with each share of common stock being entitled to one vote.

	Number of	Percent of
	Shares	Total Common	Percent of
	Beneficially	Stock	Total
Name of Beneficial Owner(1)	Owned	Outstanding(2)	Outstanding(3)

Greater Than Five Percent Beneficial Owners
Symphony House Berhad	648,860	15.0%	6.71%
Level 17 Menara Milenium
Jalan Damanlela
Pusat Bandar Damansara
50490 Kuala Lumpur
Malaysia
Eparfin SA(4)	250,000	6.37%	2.59%
84, Grand Rue
L-1660
Luxembourg
Current Directors
David Hirschhorn(5)	1,630,000	40.2%	16.9%
7855 Ivanhoe Avenue
Suite 200
La Jolla, CA 92037
Todd Parker(6)	730,000	18.0%	7.55%
7855 Ivanhoe Avenue
Suite 200
La Jolla, CA 92037
Robert N. Schwartz, Ph.D(7)	4,732	*	*
6 Duquesa
Dana Point, CA 92629
Richardson Sells	0	0%	0%
7475 Flying Cloud Drive
Eden Prairie, MN 55344

	Number of	Percent of
	Shares	Total Common	Percent of
	Beneficially	Stock	Total
Name of Beneficial Owner(1)	Owned	Outstanding(2)	Outstanding(3)

Dennis M. Smith(8)	380,000	9.37%	3.93%
7855 Ivanhoe Avenue
Suite 200
La Jolla, CA 92037
Former Officers Who Are Not Directors
James G. Higham(9)	20,000	*	*
7855 Ivanhoe Avenue
Suite 200
La Jolla, CA 92037
Phillip E. Kelly	0	0%	0%
7660-H Fay Avenue
No. 521
La Jolla, CA 92037
John G. Cantillon	0	0%	0%
Level 12, Menara HLA
No. 3, Jalan Kia Peng
Kuala Lumpur, Malaysia
Neal Gemassmer(10)	20,000	*	*
Unit 501, AXA Centre
151 Gloucester Road, Wanchai
Hong Kong
Current directors and executive officers as a group (5 persons)(11)	2,744,732	57.0%	28.4%

*	Less than 1%.

(1)	Except as otherwise indicated, we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to their shares. The number of shares shown as beneficially owned by any person or entity includes all preferred convertible stock, options, warrants and other convertible securities currently exercisable by that person or entity within 60 days of November 10, 2005.

(2)	The percentages of beneficial ownership shown assume the exercise or conversion of all preferred convertible stock, options, warrants and other securities convertible into common stock held by such person or entity currently exercisable within 60 days of November 10, 2005, but not the exercise or conversion of preferred convertible stock, options, warrants and other convertible securities held by other holders of such securities.

(3)	Based on a total of 3,762,580 shares of common stock outstanding on a fully-diluted basis as of November 10, 2005, which includes shares of common stock issuable upon the conversion of our outstanding preferred securities and shares of common stock issuable upon the exercise of stock option and warrants that are exercisable within 60 days of November 10, 2005. Includes the 1,250,000 shares of common stock issuable upon exercise of the warrants issued in connection with our October 2002 private placement.

(4)	Consists of warrants to purchase 250,000 shares of common stock at an exercise price of $0.01 per share novated by the original warrant holder, Quilvest Asia Equity Ltd, pursuant to a Novation Agreement, dated as of February 2, 2005, between Quilvest Asian Equity Ltd, Vsource, Inc. and Eparfin SA. These warrants were originally issued in connection with our October 2002 private placement.

(5)	Includes 1,250,000 restricted shares of common stock granted in connection with Mr. Hirschhorn’s Employment Agreement, dated as of July 18, 2005. Also includes shares beneficially owned by Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, which directly holds (i) 100 shares of Series 5-A Preferred Stock, which are convertible into 320,000 shares of common stock and (ii) warrants to purchase 60,000 shares of common stock at an exercise price of $0.50 per share, both which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of July 18, 2005.

(6)	Includes 350,000 restricted shares of common stock granted in connection with Mr. Parker’s Employment Agreement, dated as of July 18, 2005. Also includes (i) 100 shares of Series 5-A Preferred Stock, which are convertible into 320,000 shares of common stock and (ii) warrants to purchase 60,000 shares of common stock at an exercise price of $0.50 per share, both which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of July 18, 2005.

(7)	Includes 3,750 shares of common stock issuable upon exercise of Mr. Schwartz’s stock options.

(8)	Includes (i) 100 shares of Series 5-A Preferred Stock, which are convertible into 320,000 shares of common stock and (ii) warrants to purchase 60,000 shares of common stock at an exercise price of $0.50 per share, both which were issued in connection with the Series 5-A Preferred Stock and Warrant Agreement, dated as of July 18, 2005.

(9)	Consists of shares of common stock issuable upon exercise of Mr. Higham’s stock options.

(10)	Consists of shares of common stock issuable upon exercise of Mr. Gemassmer’s stock options.

(11)	Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. Also includes an aggregate of 43,750 shares of common stock issuable upon exercise of stock options held by all current directors and executive officers as a group.
Preferred Stock

Series 1-A Convertible Preferred Stock
      The Series 1-A Preferred Stock votes as a single class with the common stock, the Series 2-A Preferred Stock, and the Series 5-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock, and Series 5-A Preferred Stock entitled to the number of votes equal to that number of shares of common stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 1-A Preferred Stock is currently convertible into approximately 1.12 shares of common stock. As of November 10, 2005, there were 67,600 shares of Series 1-A Preferred Stock outstanding.

Series 2-A Convertible Preferred Stock
      The Series 2-A Preferred Stock votes as a single class with the common stock, Series 1-A Preferred Stock, and Series 5-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock, and Series 5-A Preferred Stock entitled to the number of votes equal to that number of shares of common stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 2-A Preferred Stock is currently convertible into approximately 1.42 shares of common stock. As of November 10, 2005, there were 3,900 shares of Series 2-A Preferred Stock outstanding.

Series 5-A Convertible Preferred Stock
      The Series 5-A Preferred Stock votes as a single class with the common stock, Series 1-A Preferred Stock, and the Series 2-A Preferred Stock, with each share of Series 1-A Preferred Stock, Series 2-A Preferred Stock, and Series 5-A Preferred Stock entitled to the number of votes equal to that number of shares of common stock into which it would then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share). Each share of the Series 5-A Preferred Stock is currently convertible into approximately 3,200 shares of common stock. As of November 10, 2005, there were 1,478 shares of Series 5-A Preferred Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than ten percent of our common stock, to file with the SEC reports of beneficial ownership on Form 3 and changes in beneficial ownership of our common stock and other equity securities on Form 4 or Form 5. SEC regulations require all officers, directors and greater than ten-percent stockholders to furnish us with copies of all Section 16(a) forms they file.
      Based solely on the review of the copies of the reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent stockholders with respect to the fiscal year ended January 31, 2005, were complied with in a timely fashion.

EXECUTIVE OFFICER COMPENSATION
      The following summary compensation table sets forth information regarding the compensation for the last three completed fiscal years of (a) our Chief Executive Officer, (b) the one executive officer other than the Chief Executive Officer who was serving as an executive officer as of January 31, 2005, and whose total annual salary and bonus for the most recent fiscal year exceeded $100,000, and (c) the other three executive officers who would have been among the highest paid executive officers if they had been an executive officer as of January 31, 2005.
Summary Compensation Table

				Long-Term Compensation
	Fiscal
	Year	Annual Compensation		Restricted
	Ended			Stock	Securities Underlying	All Other
Name and Principal Position	Jan. 31,	Salary	Bonus*	Awards	Options/SARs(1)	Compensation

Dennis M. Smith	2005	$294,872	$0	0	0	$99,348	(2)
Former Chief Financial	2004	$224,326	$135,570	0	0	$169,940	(3)
Officer, until July 18, 2005	2003	$176,625	$123,666	0	608,324	$194,797	(4)
James G. Higham**	2005	$164,012	$25,500	0	12,500	$11,929	(5)
Former Vice President,	2004	$148,540	$28,356	0	0	$9,610	(6)
General Counsel	2003	$114,583	$0	0	7,500	$2,704	(7)
Phillip E. Kelly**	2005	$321,200	$0	0	0	$189,362	(8)
Former Chief Executive	2004	$292,000	$14,600	0	0	$28,999	(9)
Officer	2003	$226,300	$170,047	0	640,543	$1,898	(10)
John G. Cantillon**	2005	$221,600	$75,414	0	0	$40,000	(11)
Former Chief Operating	2004	$175,079	$83,579	0	0	$36,000	(11)
Officer	2003	$156,269	$70,852	0	451,375	$29,034	(12)
Neal Gemassmer**	2005	$129,953	$66,125	0	11,250	$7,783	(13)
Former Vice President,	2004	$140,185	$30,343	0	0	$1,538	(14)
Client Outsourcing	2003	$137,320	$129,781	0	8750	$1,538	(14)
Solutions

*	In the case of Mr. Gemassmer, includes sales commissions and cash awards. In the case of the other executive officers, represents annual bonus payments.

**	Mr. Kelly left in December 2004. Mr. Cantillon left in November 2004. Mr. Gemassmer left in January 2005. Mr. Higham left in October 2005.

(1)	Throughout this report, the number of shares underlying options granted are adjusted for the 20:1 post-reverse split on November 20, 2002.

(2)	Includes the following paid by Vsource on behalf of or to Mr. Smith: (a) $61,052 in housing allowance, (b) $6, 417 for a tax filing fee, (c) $1,541 in Hong Kong Mandatory Provident Fund contribution, and (d) $30,338 in health insurance premiums for Mr. Smith and certain of his family members.

(3)	Includes the following paid by Vsource on behalf of or to Mr. Smith: (a) $125,153 in housing allowance, (b) $19,064 in education allowance for one of Mr. Smith’s children, (c) $1,540 in Hong Kong Mandatory Provident Fund contribution, and (e) $24,183 in health insurance premiums for Mr. Smith and certain of his family members.

(4)	Includes the following paid by Vsource on behalf of or to Mr. Smith: (a) $141,925 in housing allowance, (b) $18,817 in education allowance for one of Mr. Smith’s children, (c) $8,333 for a tax filing fee, (d) $1,538 in Hong Kong Mandatory Provident Fund contribution, and (e) $24,183 in health insurance premiums for Mr. Smith and certain of his family members.

(5)	Includes the following paid by Vsource on or behalf of Mr. Higham: (a) $5,822 in 401(k) Plan contributions and (b) $5,366 in health insurance premiums.

(6)	Includes the following paid by Vsource on or behalf of Mr. Higham: (a) $4,244 in 401(k) Plan contributions and (b) $5.266 in health insurance premiums.

(7)	Consists of health insurance premiums paid on behalf of Mr. Higham.

(8)	Includes the following paid by Vsource on behalf of or to Mr. Kelly: (a) $4,524 for tax preparation and filing fee, (b) $4,380 401(k) Plan contribution, (c) $17,218 in health insurance premiums, (d) $28,651 in travel expenses for spouse, (e) $87,600 severance payment covering three months salary in accordance with Mr. Kelly’s employment agreement, and (f) $46,989 in accrued but unused vacation pay paid upon Mr. Kelly’s departure.

(9)	Includes the following paid by Vsource on behalf of or to Mr. Kelly: (a) $5,239 for tax preparation and filing fee, (b) $2,628 401(k) Plan contribution, (c) $13,780 in health insurance premiums, and (d) $7,352 in travel expenses for spouse.

(10)	Includes the following paid by Vsource on behalf of or to Mr. Kelly: (a) $12,549 in overseas housing allowance, (b) $45,448 for international tax equalization benefits and associated tax filing fee, (c) $1,410 in Hong Kong Mandatory Provident Fund contribution, (d) $657 401(k) Plan contribution, (e) $7,016 in health insurance premiums, and (f) $4,818 in travel expenses for spouse.

(11)	Consists of composite and housing allowance paid by Vsource on behalf of or to Mr. Cantillon.

(12)	Includes the following paid by Vsource on behalf of or to Mr. Cantillon: (a) $26,034 in composite allowance, and (b) $3,000 in housing allowance.

(13)	Includes the following paid by Vsource on behalf of or to Mr. Gemasmmer: (a) $1,413 in Hong Kong Mandatory Provident Fund contribution, and (b) $6,370 in accrued but unused vacation pay paid upon Mr. Gemasmmer’s departure.

(14)	Represents Hong Kong Mandatory Provident Fund contribution paid by Vsource.
Options

Option Grants in Last Fiscal Year
      The following table sets forth certain information with respect to two of the executive officers, Messrs. Higham and Gemassmer, listed in the Summary Compensation Table above concerning individual grants of options to purchase common stock made in Fiscal 2005 to these individuals. Apart from these grants, during Fiscal 2005 we did not grant any others options to the named executive officers and directors to purchase shares of our common stock. Since January 31, 2005, we have not granted options to any of our current executive officers and directors.
Option Grants In Last Fiscal Year
(Individual Grants)

						Potential Realizable
						Value at Assumed
	Number of	% of Total				Annual Rates of Stock
	Shares	Options Granted	Exercise			Price Appreciation for
	Underlying	to Employees in	of Base			Option Term(1)(2)
	Options	the Current Fiscal	Price per	Expiration
Name and Principal Position	Granted	Year(3)	Share	Date		5%	10%

*James G. Higham	12,500	4.0%	$2.00	02/05/14	(4)	$0.00	$0.00
Former Vice President, General Counsel
**Neal Gemassmer	11,250	3.6%	$2.00	02/05/14	(5)	$0.00	$0.00
Former Vice President, Client Outsourcing Solutions

*	Left Vsource in October 2005.

**	Left Vsource in January 2005.

(1)	The dollar amounts in these columns are the product of (1) the difference between (a) the product of the per-share market price at the date of grant and the sum of 1 plus the assumed rate of appreciation (5% and 10%) compounded annually over the term of the option (ten years) and (b) the per-share exercise price of the option and (2) the number of shares underlying the grant at fiscal year-end.

(2)	The appreciation rates stated are arbitrarily assumed and may or may not reflect actual appreciation in the stock price over the life of the option. Regardless of any theoretical value that may be placed on a stock option, no increase in its value will occur without an increase in the value of the underlying shares. Whether such an increase will be realized will depend not only on the efforts of the recipient of the option, but also upon conditions in our industry and market area, competition and economic conditions, over which the optionee may have little or no control. Since the per-share exercise price of the options is greater than the assumed future stock price at the assumed appreciation rates, the potential realizable value of the options is $0.00.

(3)	Based on an aggregate of 312,050 options granted to directors and employees of Vsource in Fiscal 2005, including the executive officers listed in the Summary Compensation Table above.

(4)	On February 5, 2004, Mr. Higham was granted options to purchase 12,500 shares of common stock at an exercise price of $2.00 per share. As a result of the Exchange Offer, all of these options are fully vested and exercisable as of November 22, 2004. The fair market value of our common stock on the grant date was $0.56 per share.

(5)	On February 5, 2004, Mr. Gemassmer was granted options to purchase 11,250 shares of common stock at an exercise price of $2.00 per share. As a result of the Exchange Offer, all of these options are fully vested and exercisable as of November 22, 2004. The fair market value of our common stock on the grant date was $0.56 per share. As noted, Mr. Gemassmer left Vsource in January 2005 and under the terms of our option plan all of his options, except for options to purchase 1,040 shares of common stock at a per share price of $0.20, were cancelled as of the end of April 2005.
Fiscal Year-End Option/ SAR Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at January 31, 2005		January 31, 2005(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

*Dennis M. Smith	0	0	$—	$—
Former Chief Executive Officer
*James G. Higham	20,000	0	$0	$0
Former Vice President, General Counsel
*Phillip E. Kelly	0	0	$—	$—
Former Chief Executive Officer
*John G. Cantillon	0	0	$—	$—
Former Chief Operating Officer
*Neal Gemassmer	20,000	0	$0	$0
Former Vice President, Client Outsourcing Solutions

*	Mr. Kelly left in December 2004. Upon the completion of the Exchange Offer and related transactions on November 22, 2004, Mr. Cantillon ceased to be an employee of Vsource. Mr. Gemassmer left the Company in January 2005.

(1)	Value is calculated in accordance with SEC rules by subtracting the exercise price per share for each option from the fair market value of the underlying common stock as of January 31, 2005, and multiplying that difference by the number of shares of common stock subject to the option. The fair market value of one share of common stock as of January 31, 2005, was $0.15.

Compensation Committee Interlocks and Insider Participation
      As noted previously, we do not have a Compensation Committee and as its duties were carried out by the full Board of Directors. We have arrangements to compensate our directors and officers. These arrangements are described under “Certain Transactions” below.
CERTAIN TRANSACTIONS
Compensation of Officers — Executive Employment Agreements
      We have entered into employment agreements with each of Messrs. Hirschhorn, Parker, Smith, Higham, Kelly, Cantillon and Gemassmer. Messrs. Smith, Higham, Kelly, Cantillon and Gemassmer are no longer Vsource employees.
      Mr. Hirschhorn is party to an employment agreement with one of our subsidiaries, dated as July 18, 2005. Under this agreement, effective July 18, 2005, Mr. Hirschhorn receives annual base salaries for the years ending July 18, 2006, 2007, and 2008, of $204,000, $240,000 and $360,000, and is eligible for an annual target incentive bonus of up to 300% of the applicable base salary. This bonus is payable upon achievement of certain performance targets to be set by the board of directors. Under his employment agreement, Mr. Hirschhorn is guaranteed annual incentive bonuses of $50,000, $75,000 and $100,000. Mr. Hirschhorn received a sign-on grant of 1,250,000 restricted shares of Vsource’s common stock. Vsource may immediately terminate Mr. Hirschhorn’s employment agreement with cause upon the happening of certain specified events. The Board of Director may, at its discretion, terminate Mr. Hirschhorn’s employment upon written notice without cause; provided, however, in the event Mr. Hirschhorn is terminated without cause Vsource is obligated to pay Mr. Hirschhorn certain lump sum payments. Mr. Hirschhorn may terminate his employment agreement upon at least sixty days written notice to Vsource.
      Mr. Parker is party to an employment agreement with one of our subsidiaries, dated as July 18, 2005. Under this agreement, effective July 18, 2005, Mr. Parker receives a base salary of $96,000 per year, and is eligible for a guaranteed annual bonuses of $25,000, $50,000 and $75,000.
      As a result of the completion of certain financing with respect to the purchase of the Series 5-A Preferred Stock of Vsource on July 18, 2005, Mr. Smith is no longer a full-time employee of Vsource. However, as of July 18, 2005, Mr. Smith is currently party to a consulting agreement (discussed below). Previously, Mr. Smith was party to parallel employment agreements with two of our subsidiaries, each dated as of April 1, 2005. Under these agreements, effective April 1, 2005, Mr. Smith receives in the aggregate a base salary of $325,000 per year, and is eligible for a target incentive bonus equal to 50% of the aggregate base salary. This bonus is payable upon achievement of certain performance targets set by the Board of Directors. Under the agreements, Mr. Smith may elect to be reimbursed by Vsource for housing expenses up to $12,000 per month ($144,000 per year), provided, any such housing expenses will be deducted from Mr. Smith’s salary if Mr. Smith makes this election. Mr. Smith is obligated to devote the majority of his business time, attention, skill, and efforts to the faithful performance of his duties under his employment agreements. Under these agreements, Vsource acknowledges, among other things, that Mr. Smith (i) serves as a director of Vsource Asia Berhad, Vsource’s former operating subsidiary in which Vsource no longer has an ownership interest, and its subsidiaries, and (ii) intends to participate in the formation of one or more investment programs and expects to serve as a director and/or general partner of such program(s) simultaneous with the performance of his duties under the agreements.
      Mr. Higham, who left Vsource in October 2005, was party to an employment agreement with one of our subsidiaries, dated as of September 1, 2003. Under this agreement, Mr. Higham received a base salary of $164,000 per year, and was eligible for a target incentive bonus equal to 35% of the base salary. This bonus is payable upon achievement of certain performance targets set by the Board of Directors.
      Mr. Kelly, who left Vsource in December 2004, was party to an employment agreement with one of our subsidiaries, dated as of January 1, 2003. Under this agreement, Mr. Kelly received a base salary of $350,400 and his target incentive bonus was 100% of his base salary. This bonus was payable upon achievement of certain targets set by the Compensation Committee. On December 6, 2004, Mr. Kelly resigned as Chief Executive Officer and under the terms of his employment agreement we paid Mr. Kelly a termination payment of $134,588, consisting of three months salary totaling $87,600 and accrued vacation in the amount of $46,988. The termination payment was made in two parts, the first part consisting of Mr. Kelly’s December monthly salary of $29,200 was paid as part of our regular December payroll and the second part consisting of the remaining termination payment of $105,388 was paid on January 3, 2005.
      As a result of the completion of the Exchange Offer on November 22, 2004, Mr. Cantillon is no longer an employee of Vsource as of such date. Previously, Mr. Cantillon was party to parallel employment agreements with two of our subsidiaries, each dated January 1, 2003. Under side letters to these agreements, effective September 1, 2003, Mr. Cantillon received an aggregate base salary of $205,000 per year and was eligible for a target incentive bonus equal to 100% of the aggregate base salary. This bonus was payable upon achievement of certain targets set by the Compensation Committee. Through November 2004, we also provided Mr. Cantillon with a housing reimbursement of $3,000 per month.
      Mr. Gemassmer resigned from the Company in January 2005 and was previously party to an employment agreement with one of our subsidiaries, dated May 8, 2001. Under this agreement, Mr. Gemassmer received a base salary of $156,201 per year, and was eligible for sales commissions under the Company’s sales commission plan for customer outsourcing solutions. Upon Mr. Gemassmer departure, in January 2005 in addition to salary owed to Mr. Gemassmer we paid him a total of approximately $18,156, consisting of $6,370 in accrued vacation pay and $11,786 in earned sales commission.
Vsource Asia Board of Directors
      Dennis Smith, director of Vsource, serves as a director of Vsource Asia, which company is majority owned by Symphony House, and receives no compensation for such services. As a result of exchanging his Vsource Series 4-A Preferred Stock in the Exchange Offer, Mr. Smith also holds a minority ownership interest in Asia Holding Co. that owns a majority of the shares of Vsource Asia and Symphony House is the majority shareholder of Asia Holding Co.
Vsource Asia Relationship and Symphony House
      Vsource Asia provides the Company with infrastructure management and administrative services, including accounting support for a monthly fee of $5,000. Presently, these services are provided under an oral understanding and we are in the process of entering into a written agreement with Vsource Asia formalizing this arrangement.
      Symphony House is the majority owner of Vsource Asia and owns 77.4% of Vsource Asia’s voting securities through direct and indirect ownership. Symphony House currently beneficially owns 648,860 shares of our common stock, representing 31.3% of our outstanding common stock as of March 31, 2005, and pursuant to an outstanding warrant it purchased as part of the Symphony Purchase Agreement from a former preferred stockholder. This warrant became exercisable on April 1, 2005 and entitles Symphony to acquire an additional 1,000,000 shares of our common stock at an exercise price per share of $0.01. Therefore, assuming it exercises its warrant, Symphony House would own 1,648,860 shares of common stock, which would represent 53.6% of our common stock, when measured at March 31, 2005.
      On May 24, 2005, the Company entered into a purchase and sale of obligation agreement, dated as of May 24, 2005 (the “Sale and Purchase Agreement”), with Symphony House Berhad, a Malaysian company (“Symphony House”) that is the majority owner of Vsource Asia. On June 14, 2005, pursuant to the Sale and Purchase Agreement, the Company sold to Symphony House certain legacy inter-company obligations totaling $1.739 million due to the Company from Vsource Asia. Consideration under the Sale and Purchase Agreement received by the Company consisted of a cash payment of $804,250 and the transfer of all rights, title and interest in an exercisable warrant held by Symphony House to purchase 1,000,000 shares of the Company’s common stock, par value $0.01, at a per share exercise price of $0.01. Immediately following the June 14, 2005 closing, the Company cancelled the Symphony House warrant. In connection with the sale of the inter-company obligations to Symphony House and the subsequent cancellation of this warrant, the

Company recorded a loss of $0.795 million based on the value of the receivable and warrant at the time of closing.
Stonefield Consulting Agreement
      Stephen Stonefield, a former member of Vsource’s Board of Directors, is party to a consulting agreement dated as of April 1, 2005, with one of Vsource’s subsidiaries pursuant to which Mr. Stonefield is paid a monthly fee of $10,000 and receives medical benefits in return for certain strategic consulting services. This consulting agreement is terminable by either party upon thirty days written notice.
Smith Consulting Agreement
      Mr. Smith, a member of Vsource’s Board of Directors, is party to a consulting agreement dated as of July 18, 2005, with one of Vsource’s subsidiaries pursuant to which Mr. Smith is paid a monthly fee of $25,000 in return for certain strategic consulting services. Vsource may immediately terminate the consulting agreement with cause upon the happening of certain specified events, or may, at its discretion, terminate the consulting agreement upon written notice without cause. Mr. Smith may terminate the consulting agreement upon at least sixty days written notice.
Series 5-A Preferred Stock and Warrants Financing
      On July 18, 2005, we entered into a Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of July 7, 2005 (the “Purchase Agreement”), pursuant to which we issued and sold 1,478 shares of a newly created class of preferred stock, known as Series 5-A Convertible Preferred Stock, and warrants to purchase an aggregate of 886,800 shares of common stock to a group of investors (the “Investors”) led by Hope & Abel Investments, LLC of Los Angeles, California, in exchange for an aggregate purchase price of US$1.478 million (the “Financing”), including a promissory note in the amount of $150,000 issued to the Company by one of the Investors.
      On July 18, 2005 and in accordance with the terms of the Purchase Agreement, we completed the Financing and issued and sold 1,478 shares of Series 5-A Convertible Preferred Stock and warrants to acquire 886,800 shares of common stock to the Investors. The 1,478 shares of Series 5-A Preferred stock have an initial conversion price of $0.3125 per share and in the aggregate are initially convertible into 4,729,600 shares of common stock, representing 65.7% of our common stock, on a fully diluted basis. The related warrants have an initial exercise price of $0.50 per share and, if exercised, in the aggregate would be exercisable into 886,800 shares of common stock, representing 11.0% of our common stock, on a fully-diluted basis.
      On July 18, 2005 and in connection with the Financing, our Board appointed two new members representing the Investors, David Hirschhorn and Todd Parker. Also on July 18, 2005, David Hirschhorn and Todd Parker replaced Dennis M. Smith in his capacity as Chairman and Chief Executive Officer and began serving as Co-Chairmen of the Board and Co-Chief Executive Officers of the Company.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      During Fiscal 2005, the Board of Directors set the salaries and other compensation of our executive officers and certain other key employees and administered our stock option and bonus plans.
General Compensation Policy
      For Fiscal 2005, the Board of Directors determined the base salary for executive officers, other than for the Chief Executive Officer, based largely on recommendations by our Chief Executive Officer. The goal of the Board of Directors’ compensation policy during the last fiscal year was to retain, motivate and reward management through our compensation policies and awards. Generally, compensation of executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of stockholders. The Board of Directors has approved compensation policies consistent with these goals and has authorized the Compensation Committee to supervise the implementation of these policies.
      The compensation program for executives consists of three basic elements:

•	a base salary;

•	performance-based bonuses; and

•	periodic grants of stock options.
      Base Salary. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive’s experience. In addition, consideration is given to other factors, including an officer’s contribution to Vsource as a whole.
      Bonus Compensation. The Board of Directors believes that cash bonuses are an important part of executive officer’s compensation. The actual amount to be awarded to an executive officer is contingent upon our meeting specified corporate goals and the officer meeting specified individual goals, with corporate performance having a significantly heavier weighting in the calculation of an executive officer’s bonus.
      Long Term Incentives. Currently, stock options are our primary long-term incentive vehicle. Substantially all of our employees are eligible for stock option awards on an annual basis. Whether an award is made, and the size of the award, is based on position, responsibilities and corporate and individual performance. During Fiscal 2005, we granted options to purchase 11,250 and 12,500 shares of common stock at an exercise price of $2.00 per share to Mr. Gemassmer and Mr. Higham, respectively. Apart from these grants, during Fiscal 2005 we did not grant any others options to the named executive officers and directors to purchase shares of our common stock.
      The Board of Directors has the authority to review annually the annual and long-term compensation of all of our executives and employees to assure that all such executives and employees continue to be properly motivated to serve the interests of our stockholders.
      Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because no executive officer had total compensation exceeding $1 million in the previous fiscal year, the Board of Directors has not found it necessary to address the issues related to these requirements.
Executive Compensation for the Fiscal Year Ended January 31, 2005
      Mr. Smith has previously served as our Chief Executive Officer since December 2004. For Fiscal 2005, Mr. Smith received a salary of $294,872. For Fiscal 2005, Mr. Smith did not receive a bonus. In addition during Fiscal 2005, Mr. Smith received other compensation in the aggregate amount of $99,348. The Board of Directors believes that Mr. Smith’s salary and other compensation, as well as the salaries of our one other current executive officer and the stock option grants granted to current executive officers for Fiscal 2005, were determined in a manner generally consistent with the factors described above.

REPORT OF THE AUDIT COMMITTEE
      The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors and which was attached to the Company’s proxy statement relating to its 2005 annual stockholders meeting, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to the financial statements.
      In fulfilling its oversight responsibility of reviewing the services performed by the Company’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also reviewed and discussed with senior management the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended January 31, 2005. Management has confirmed to the Audit Committee that the financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles. Further, the Company’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.
      The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent auditors for the fiscal year ended January 31, 2005, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the Company’s independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.
      The Audit Committee has received from PricewaterhouseCoopers a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between PricewaterhouseCoopers and the Company that in its professional judgment may reasonably be thought to bear on independence. PricewaterhouseCoopers has discussed its independence with the Audit Committee, and has confirmed in the letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee also considered whether PricewaterhouseCoopers’ provision of non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers’ independence.
      Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2005.

Robert N. Schwartz, Ph.D.
Richardson E. Sells
      The foregoing Audit Committee Report will not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
      The following graph compares the cumulative total stockholder return on our common stock on January 31, 2000, and as of the end of each fiscal year through January 31, 2005, with the cumulative total return of the Nasdaq Composite Index and the Goldman Sachs Technology Services Index. This graph assumes the investment of $100 on February 1, 2000, in our common stock, the Nasdaq Composite Index, the Goldman Sachs Technology Services Index and the reinvestment of dividends. No dividends have been declared or paid on our common stock during the period. The stock price performance shown on the graph following is not necessarily indicative of future price performance. Although our common stock stopped trading on the Nasdaq National Market on December 21, 2001, and now trades on the OTC Bulletin Board, we have compared the cumulative total stockholder return of our common stock with the Nasdaq Composite Index because we believe this provides shareholders with a broad index comparison.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG VSOURCE, INC.,
NASDAQ COMPOSITE INDEX AND
GOLDMAN SACHS TECHNOLOGY SERVICES INDEX
ASSUMES $100 INVESTED ON JAN. 31, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JAN. 31, 2005

	FISCAL YEAR ENDING (JANUARY 31)

COMPANY/INDEX/MARKET	2000	2001	2002	2003	2004	2005

Vsource, Inc	100.00	14.81	0.99	0.53	0.18	0.05
Goldman Sachs Technology Services Index	100.00	112.22	108.47	67.59	88.01	88.34
NASDAQ Composite Index	100.00	71.60	50.44	34.82	54.65	54.43

WHERE YOU CAN FIND MORE INFORMATION
      Our Annual Report on Form 10-K for the year ended January 31, 2005 is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. Copies of the Company’s Annual Report on Form 10-K for the year ended January 31, 2005, may be obtained without charge upon request to:
Vsource, Inc.
7855 Ivanhoe Avenue
La Jolla, CA 92037
Attention: Investor Relations
Tel. (858) 551-2920
OTHER MATTERS
      We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Appendix A
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
VSOURCE, INC.
      Vsource, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “Company”),
DOES HEREBY CERTIFY:
      FIRST: That the Board of Directors of the Company (the “Board”) duly adopted resolutions to amend the Certificate of Incorporation of the Company to change the corporate name of the Company and to decrease the number of authorized shares of common stock of the Company, declaring said amendments to be advisable, and directing that said amendments be submitted to the stockholders of common stock of the Company for their consideration. In applicable part, the resolutions authorizing the proposed amendment are as follows:

RESOLVED, that the Board hereby adopts, approves and recommends to the stockholders of the Company a proposal to delete Article 1 of the Certificate of Incorporation of the Company in its entirety and replace it with the following:
“ARTICLE 1
Name

The name of this corporation is Tri-Isthmus Group, Inc.”

RESOLVED, that the Board hereby adopts, approves and recommends to the stockholders of the Company, a proposal to delete Article 4, paragraph A of the Certificate of Incorporation of the Company in its entirety and replace it with the following:
“ARTICLE 4
Capital Stock

A. The corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock,” respectively. The total number of shares which this corporation is authorized to issue is 105,000,000. The number of shares of Common Stock this corporation is authorized to issue is 100,000,000 shares with a par value of $0.01, and the number of shares of Preferred Stock this corporation is authorized to issue is 5,000,000 shares, with a par value of $0.01.”
      SECOND: That thereafter, a meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute, duly adopted and approved said amendments.
      THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.
      IN WITNESS WHEREOF, the Board has caused this Certificate of Amendment to be signed by David Hirschhorn, its Co-Chief Executive Officer, this       th day of December, 2005.

By:	/s/ David Hirschhorn

David Hirschhorn
Co-Chief Executive Officer

A-1

VSOURCE, INC.
7855 Ivanhoe
Avenue Suite 200 La Jolla,
California 92037
This Proxy is Being Solicited on Behalf of the Board of Directors
     The undersigned stockholder(s) of Vsource, Inc., a corporation organized under the laws of the State of Delaware, hereby appoints David Hirschhorn and Todd Parker as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Vsource, Inc., which the undersigned is or may be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, December 16, 2005, at 10:00 a.m. local time, at the offices of Hughes & Luce, LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, or any adjournments or postponements thereof.
(Continued and to be dated and signed on reverse side)

▼ DETACH PROXY CARD HERE ▼
The Board of Directors recommends a vote FOR the proposals below.

1.	To elect five directors.	☐	FOR all nominees listed (except those nominees whose names have been stricken pursuant to the instruction below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed
Nominees: David Hirschhorn, Todd Parker, Dennis M. Smith, Robert N. Schwartz, Ph.D. and Richardson E. Sells.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)

2.	To approve the amendment to the Company’s Certificate of Incorporation to change the corporate name from “Vsource, Inc.” to “Tri-Isthmus Group, Inc.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 500,000,000 to 100,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1, and “FOR” Proposals 2 and 3.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated November ___, 2005.

Date:

Signature:

Title:

Signature:

(Signature if held jointly)
Title:

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.